                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)




                                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------------------------
                                                                 1993          1994         1995          1996         1997
                                                              --------      --------     ---------     --------     ---------
 Income before taxes . . . . . . . . . . . . . . . . . . .    $  3,943      $  6,674     $  10,307     $ 17,915     $  23,769

 Fixed charges:
    Interest expense   . . . . . . . . . . . . . . . . . .         701         3,178         2,207        2,374         6,331
    Capitalized interest   . . . . . . . . . . . . . . . .          --            --            --           --            31
    Interest income netted against expense   . . . . . . .          --            --            --          276            41
    Interest factor portion of rentals   . . . . . . . . .         553           528           553          514           733
                                                              --------      --------     ---------     --------     ---------
                                                                 1,254         3,706         2,760        3,164         7,136
                                                              --------      --------     ---------     --------     ---------

 Pretax income before fixed charges  . . . . . . . . . . .       5,197        10,380        13,067       21,079        30,905

 Less:
    Capitalized interest   . . . . . . . . . . . . . . . .          --            --            --           --           (31)
    Interest income  . . . . . . . . . . . . . . . . . . .          --            --            --         (276)          (41)
                                                              --------      --------     ---------     --------      --------
 Earnings before income taxes and fixed charges  . . . . .    $  5,197      $ 10,380     $  13,067     $ 20,803     $  30,833
                                                              ========      ========     =========     ========     =========
 Ratio of earnings to fixed charges  . . . . . . . . . . .        4.14x         2.80x         4.73x        6.57x         4.32x
                                                              ========      ========     =========     ========     =========